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                                                                   Exhibit 10.19


                            COMPUTRON SOFTWARE, INC.

                AMENDMENT NO. ONE TO THE 1995 STOCK OPTION PLAN


     Pursuant to Section IV(A) of Article Four of the Computron Software, Inc. 1995 Stock Option Plan, as amended and restated as of May, 1997 (the "Plan"), the Board of Directors of Computron Software, Inc. (the "Company") hereby adopts the following amendment to the Plan (the "Amendment") effective as of January 29, 1998:

          1. The second sentence of Section III(C) of Article One of the Plan is amended in its entirety to read as follows:

     "The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and assume all powers and authorities of any such committee."

          2. Section III(E) of Article One of the Plan is amended by adding the following to the end thereof:

     "To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Corporation and to the extent not covered by insurance, each officer and member or former member of the Primary Committee, the Secondary Committee and the Board shall be indemnified and held harmless by the Corporation against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to options granted to him under the Plan."

          3. Section III of Article One of the Plan is amended by adding the following new subsection G to the end thereof:

     "G. To the extent applicable, the Plan shall be limited, construed and interpreted in a manner so as to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3; however, noncompliance with Section 162(m) of the Code and Rule 16b-3 shall have no impact on the effectiveness of an award under the Plan."


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          4.   Section I(A)(1) of Article Two of the Plan is amended by
adding the following sentence at the end thereof:

     "To the extent that the grant of an option is intended to comply with the exception for performance-based compensation under Section 162(m) of the Code, the exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date."

          5. Section I(C)(1)(iv) of Article Two of the Plan is amended by adding the following sentence at the end thereof:

     "Should a termination of Service be a termination of Service without Misconduct within ninety (90) days after the occurrence of an event which would constitute grounds for a termination of Service by the Corporation for Misconduct, then all outstanding options held by the Optionee at the time of occurrence of such event shall be deemed to have terminated and expired upon the occurrence of such event."

          6. Section I(C) of Article Two of the Plan is amended by adding the following new subsection I(C)(3) to the end thereof:

     "3. Notwithstanding anything else in this Plan to the contrary, in the event (i) a Participant's termination of Service occurs not more than three (3) months after the exercise of an option or stock appreciation right, or (ii) a Participant engages in any `competitive activity' as determined by the Plan Administrator in its sole discretion after the exercise of an option or stock appreciation right, the Plan Administrator may, in its sole discretion, require the Participant to pay the Corporation an amount in cash, for each share with respect to which the option or stock appreciation right was exercised, equal to the difference between: (i) the Fair Market Value of the Common Stock on the date of such termination, and (ii) the applicable exercise price.

          7. The second sentence of Section I(F) of Article Two of the Plan is amended in its entirety to read as follows:

     "Notwithstanding the foregoing, the Plan Administrator may determine at the time of grant or thereafter that an option (other than an Incentive Option) that is otherwise not transferable pursuant to this Section I of Article Two, is transferable in whole or in part and in such circumstances and under such conditions, as specified by the Plan Administrator."

          8. The first sentence of Section IV(A) of Article Four of the Plan is amended in its entirety to read as follows:


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     "The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that no such amendment may be made that would require the approval of the stockholders of the Corporation under Rule 16b-3, Section 162(m) of the Code or, with respect to Incentive Options, Section 422 of the Code, or under the rules of any exchange or system on which the Corporation's securities are listed or traded at the request of the Corporation, unless any such amendment is subject to such stockholder approval."

          9. Section B of the Appendix to the Plan is amended in its entirety to read as follows:

          "AUTOMATIC OPTION GRANT PROGRAM EFFECTIVE DATE shall mean August 24, 1995."

          10. Section P of the Appendix to the Plan is amended by the adding the words "or any Parent or Subsidiary" immediately following the word "Corporation" in each instance such word appears.

          11. Section Q of the Appendix to the Plan is amended by adding the following sentence to the end thereof:

     "A Participant shall be deemed to be terminated for Misconduct if the Participant, following his termination of Service, engages in any `competitive activity' with the Corporation or any Parent or Subsidiary, as determined by the Plan Administrator in its sole discretion."

          12. Section Y of the Appendix to the Plan is amended in its entirety to read as follows:

          "PLAN EFFECTIVE DATE shall mean August 24, 1995."

          13. Section AA of the Appendix to the Plan is amended in its entirety to read as follows:

          "PRIMARY COMMITTEE shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 and Section 162(m) of the Code, a `non-employee director' as defined in Rule 16b-3 and an `outside director' as defined under Section 162(m) of the Code. To the extent that no Primary Committee exists which has authority to administer the Discretionary Option Grant Program, the functions of the Primary Committee shall be exercised by the Board. If for any reason the appointed Primary Committee does not comply with requirements of Rule 16b-3 or Section


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     162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Primary Committee."

          14. Section JJ of the Appendix to the Plan is amended in its entirety to read as follows:

          "10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary)."

          IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted by action of its Board of Directors, and this instrument to be executed by the undersigned member of the Board of Directors, duly authorized this 29th day of January, 1998.


                                       COMPUTRON SOFTWARE, INC.


                                       /s/ John A. Rade
                                       ------------------------------
                                       By:    John A. Rade
                                       Title: President & CEO


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